Exhibit 21
Subsidiaries of Teleflex Incorporated
as of December 31, 2019

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
3.	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
4.	Arrow International CR, a.s.	Czech Republic
5.	Arrow International, Inc.	Pennsylvania
6.	Arrow Interventional, Inc.	Delaware
7.	Daqing Medical Device (Tianjin) Co., Ltd.	China
8.	Distribuidora Arrow, S.A. de C.V.	Mexico
9.	EON Surgical Ltd.	Israel
10.	Essential Medical, Inc.	Delaware
11.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
12.	ICOR AB [1]	Sweden
13.	Inmed Manufacturing Sdn. Bhd.	Malaysia
14.	LMA Urology Limited	Seychelles
15.	Medical Innovation B.V.	Netherlands
16.	Medical Service GmbH	Germany
17.	NeoTract Australia Pty Ltd	Australia
18.	NeoTract International, Inc.	Delaware
19.	NeoTract, Inc.	Delaware
20.	Pyng Medical Corp.	Canada
21.	Rusch Asia Pacific Sdn. Bhd. [2]	Malaysia
22.	Rüsch Austria GmbH	Austria
23.	Rusch Mexico, S.A. de C.V.	Mexico
24.	Rusch Uruguay Ltda.	Uruguay
25.	Simal SA	Belgium
26.	Sometec Holdings SAS	France
27.	T.K. India Private Ltd.	India
28.	Teleflex Care [3]	Bermuda
29.	Teleflex Commercial Designated Activity Company	Ireland
30.	Teleflex Development Unlimited Company	Ireland
31.	Teleflex Euro LLC	Delaware
32.	Teleflex Funding LLC	Delaware
33.	Teleflex Global Holdings LLC [4]	Delaware
34.	Teleflex Health Ltd.	Bermuda
35.	Teleflex Holding Netherlands B.V.	Netherlands
36.	Teleflex Korea Ltd.	South Korea
37.	Teleflex Life Sciences Limited	Malta
38.	Teleflex Life Sciences LLC	Delaware

39.	Teleflex Life Sciences Pte. Ltd. [5]	Singapore
40.	Teleflex Life Sciences Unlimited Company [6]	Ireland
41.	Teleflex LLC	Delaware
42.	Teleflex Lux Holding S.à r.l.	Luxembourg
43.	Teleflex Manufacturing Unlimited Company	Ireland
44.	Teleflex Medical (Proprietary) Limited [7]	South Africa
45.	Teleflex Medical (Thailand) Ltd.	Thailand
46.	Teleflex Medical Asia Pte. Ltd. [8]	Singapore
47.	Teleflex Medical Australia Pty Ltd [9]	Australia
48.	Teleflex Medical B.V.	Netherlands
49.	Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	Brazil
50.	Teleflex Medical BVBA [10]	Belgium
51.	Teleflex Medical Canada Inc. [11]	Canada
52.	Teleflex Medical Chile SpA	Chile
53.	Teleflex Medical Colombia S.A.S.	Colombia
54.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
55.	Teleflex Medical Devices S.à r.l.	Luxembourg
56.	Teleflex Medical EDC BVBA [12]	Belgium
57.	Teleflex Medical Europe Limited	Ireland
58.	Teleflex Medical GmbH	Germany
59.	Teleflex Medical GmbH [13]	Switzerland
60.	Teleflex Medical Hellas s.a. [14]	Greece
61.	Teleflex Medical Incorporated [15]	California
62.	Teleflex Medical Japan, Ltd. [16]	Japan
63.	Teleflex Medical New Zealand [17]	New Zealand
64.	Teleflex Medical OEM LLC	Delaware
65.	Teleflex Medical Private Limited	India
66.	Teleflex Medical S.r.l.	Italy
67.	Teleflex Medical SAS [18]	France
68.	Teleflex Medical Sdn. Bhd. [19]	Malaysia
69.	Teleflex Medical Taiwan Ltd.	Taiwan
70.	Teleflex Medical Technology Ltd	Cyprus
71.	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
72.	Teleflex Medical Tuttlingen GmbH [20]	Germany
73.	Teleflex Medical, S.A. [21]	Spain
74.	Teleflex Medical, s.r.o.	Czech Republic
75.	Teleflex Medical, s.r.o. [22]	Slovakia
76.	Teleflex Polska sp. z o.o.	Poland
77.	Teleflex Production Unlimited Company	Ireland
78.	Teleflex Properties Ireland Limited	Ireland
79.	Teleflex Research S.à r.l.	Luxembourg
80.	Teleflex Urology Limited [23]	Ireland
81.	TFX Aviation Inc. [24]	California

82.	TFX Development LLC	Delaware
83.	TFX Engineering Ltd.	Bermuda
84.	TFX Equities Incorporated	Delaware
85.	TFX Group Limited	United Kingdom
86.	TFX Holding GmbH	Germany
87.	TFX International SAS [25]	France
88.	TFX North America Inc.	Delaware
89.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
90.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore
91.	The Laryngeal Mask Company Limited	Seychelles
92.	Truphatek Holdings (1993) Limited	Israel
93.	Truphatek International Limited	Israel
94.	Truphatek Product Resources India Private Limited	India
95.	Vascular Solutions LLC [26]	Minnesota
96.	Vascular Solutions Zerusa Limited	Ireland
97.	Willy Rüsch GmbH	Germany
98.	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany

__________________________________________________
1.Formerly Steamer Holding AB
2.Formerly Inmed (Malaysia) Holdings Sdn. Berhad
3.Formerly Teleflex Care Ltd.
4.Formerly IH Holding LLC
5.Formerly Teleflex Holding Singapore Pte. Ltd.
6.Formerly Teleflex Life Sciences
7.Formerly Arrow Africa (Pty) Limited
8.Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
9.Formerly LMA PacMed Pty Ltd
10.Formerly W. Pabisch NV
11.Formerly GFI Control Systems Inc. and Teleflex Holding Company Ltd.
12.Formerly Arrow International EDC NV
13.Formerly Arrow Swiss GmbH
14.Formerly Arrow Hellas A.E.E.
15.Formerly Hudson Respiratory Care Inc.
16.Formerly Arrow Japan, Ltd.
17.Formerly LMA NZ Limited
18.Formerly Rusch Pilling S.A.
19.Formerly Rusch Sdn. Berhad
20.Formerly KMedic Europe GmbH
21.Formerly Rusch Medica Espana SA
22.Formerly Arrow Slovensko Piešt’any s.r.o.
23.Formerly Davik Limited
24.Formerly Telair International Incorporated and The Talley Corporation
25.Formerly Rusch International SA
26.Formerly Vascular Solutions, Inc.